UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. released its results of operations for the thirteen-week and twenty-six week periods ended October 28, 2006, in a press release issued on November 16, 2006.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

This exhibit is furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated November 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

November 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated November 16, 2006

EXHIBIT 99.1

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS THIRD QUARTER 2007 EARNINGS

•	Comps Increase 7.1% on Top of 8.4% in Prior Year
•	Raises Fiscal 2007 EPS Guidance

BIRMINGHAM, Ala. (November 16, 2006) – Hibbett Sporting Goods, Inc. (NASDAQ/NGS: HIBB), a sporting goods retailer, today announced results for the third quarter and nine months ended October 28, 2006.

Financial Highlights

Net sales for the 13-week period ended October 28, 2006, increased 17.2% to $129.7 million compared with $110.6 million for the 13-week period ended October 29, 2005. Comparable store sales increased 7.1% in the third quarter of fiscal 2007. Net income for the third fiscal quarter increased 21.5% to $9.9 million compared with $8.2 million in the third fiscal quarter of last year. Earnings per diluted share were $0.31 compared with $0.24 per diluted share in the prior year.

Net sales for the 39-week period ended October 28, 2006, increased 13.0% to $360.9 million compared with $319.4 million for the 39-week period ended October 29, 2005. Comparable store sales increased 2.8% in the first nine months of fiscal 2007. Net income for the first nine months of fiscal 2007 increased 7.3% to $25.5 million compared with $23.7 million in the first nine months of fiscal 2006. Earnings per diluted share were $0.78 compared with $0.68 per diluted share in the prior year.

Mickey Newsome, Chairman and Chief Executive Officer, stated, "We are pleased with the successful execution of our business plan in the third quarter that allowed us to exceed very strong post-hurricane comp store sales from a year ago. All three months in the third quarter posted positive same store sales, plus we experienced over 10% comp growth in the non-Katrina affected stores for September and October. Youth footwear, men’s activewear and team sports equipment led the way with double-digit sales increases.”

Hibbett opened 20 new stores and closed 2 stores during the third quarter, bringing the store base to 590 stores. For the fourth quarter, the Company expects to open approximately 25 stores while closing 1 store, for a total of 74 stores opened and 9 stores closed in fiscal 2007 and bringing the store base to 614 stores for fiscal 2007.

Fiscal 2007 Outlook

For the 14-week period ending February 3, 2007, the Company expects to report earnings per diluted share of approximately $0.34 to $0.38 (which includes approximately $0.02 of equity award expense per diluted share) and a comparable store sales increase of 3% to 5%. Guidance for the 53-week fiscal 2007 was increased to approximately $1.12 to $1.16 per diluted share (which includes $0.06 to $0.07 of equity award expense per diluted share) and a comparable store sales increase in the 3% to 5% range.

The Company previously announced that it will not report holiday sales during the quarter. The Company will only report sales for the full quarter in February 2007.

Stock Repurchase

During the third quarter, the Company repurchased 260,000 shares of common stock for a total expenditure of $7.0 million. Since the inception of the program in August 2004, the Company has repurchased 4.3 million shares for a total expenditure of $96.7 million leaving $53.3 million of the total authorization for future stock purchases as of November 10, 2006.

Investor Conference Call and Simulcast

Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 a.m. EDT on November 17, 2006, to discuss the third quarter results. The number to call for this interactive teleconference is (913) 981-5550. A replay of the conference call will be available until November 24th, by dialing (719) 457-0820 and entering the passcode, 5036493.

The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2007 third quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.earnings.com on November 17, 2006, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through December 8, 2006.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding Company growth, store opening and closing plans, sales (including comparable store sales) and earnings expectations. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 13, 2006 and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBBETT SPORTING GOODS, INC.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005

Net sales	$129,658	$110,594	$360,935	$319,442
Cost of goods sold, including distribution center and store occupancy costs	86,592	73,485	241,037	213,212
Gross profit	43,066	37,109	119,898	106,230
Store operating, selling and administrative expenses	24,757	21,876	71,584	62,003
Depreciation and amortization	2,697	2,570	8,152	7,518
Operating income	15,612	12,663	40,162	36,709
Interest income, net	235	281	667	896
Income before provision for income taxes	15,847	12,944	40,829	37,605
Provision for income taxes	5,921	4,776	15,360	13,876
Net income	$9,926	$8,168	$25,469	$23,729

Net income per common share:
Basic earnings per share	$0.31	$0.24	$0.79	$0.70
Diluted earnings per share	$0.31	$0.24	$0.78	$0.68

Weighted average shares outstanding:
Basic	31,982	33,441	32,222	33,870
Diluted	32,440	34,102	32,742	34,665

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	October 28,	January 28,
	2006	2006
Assets
Cash and cash equivalents	$12,740	$25,944
Short-term investments	502	13,227
Accounts receivable, net	5,358	4,745
Inventories	130,934	108,862
Prepaid expenses and other	2,853	2,698
Total current assets	152,387	155,476
Property and equipment, net	39,999	37,645
Other assets	3,931	2,708
Total assets	$196,317	$195,829

Liabilities and Stockholders' Investment
Accounts payable	$42,661	$45,929
Accrued expenses	11,497	10,924
Total current liabilities	54,158	56,853
Non-current deferred liabilities	15,349	14,203
Stockholders' investment	126,810	124,773
Total liabilities and stockholders' investment	$196,317	$195,829

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